Exhibit 10.3
EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
by and among
HAMILTON INSURANCE GROUP, LTD.
and
THE PARTIES SET FORTH ON SCHEDULE A HERETO
Dated as of December 23, 2013

TABLE OF CONTENTS

1.	Certain Definitions		1
2.	Demand Registrations		4
	(a)	Right to Request Registration	4
	(b)	Number of Demand Registrations	5
	(c)	Priority on Demand Registrations	5
	(d)	Restrictions on Demand Registrations	6
	(e)	Selection of Underwriters	6
	(f)	Effective Period of Demand Registrations	6
	(g)	Registration Statement Form; Offering Requirements	7
	(h)	Shelf Option	7
3.	Piggyback Registrations		7
	(a)	Right to Piggyback	7
	(b)	Priority on Primary Registrations	7
	(c)	Priority on Secondary Registrations	8
	(d)	Selection of Underwriters	8
4.	Holdback Agreements		8
5.	Registration Procedures		9
6.	Registration Expenses		13
7.	Indemnification		14
8.	Participation in Underwritten Registrations		16
9.	Rule 144		16
10.	In-Kind Distributions		16
11.	Miscellaneous.		16
	(a)	Notices	16
	(b)	No Waivers	17
	(c)	Successors and Assigns	17
	(d)	Governing Law	17
	(e)	Jurisdiction	17
	(f)	Waiver of Jury Trial	18
	(g)	Counterparts and Facsimile	18
	(h)	Entire Agreement	18
	(i)	Captions	18
	(j)	Severability	18
	(k)	Amendments	18
	(l)	Aggregation of Stock	19
	(m)	Specific Performance	19
	(n)	Recapitalizations, Exchanges Affecting the Registrable Common Shares	19
	(o)	No Inconsistent or More Favorable Agreements	20
	(p)	Withdrawal from Agreement	20
	(q)	Effect of Termination	20

REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 2013, by and among Hamilton Insurance Group, Ltd., a Bermuda exempted company (the “Company”), and the shareholders of the Company listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).
WHEREAS, the Shareholders have purchased the Company’s Class A Common Shares, par value $0.01 per share (the “Class A Common Shares”) and Class B Common Shares, par value $0.01 per share (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”); and
WHEREAS, concurrently herewith, the Company and the Shareholders are entering into a Shareholders Agreement providing for certain agreements with respect to the corporate governance, shareholdings and certain other matters relating to the Company and its Subsidiaries (the “Shareholders Agreement”).
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1.    Certain Definitions.
Capitalized terms used but not defined herein have the meanings set forth in the Shareholders Agreement. In addition, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person; provided, however, no Shareholder shall be considered an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement (and nor shall any Person controlling such Shareholder merely by virtue of such control). For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, voting power or otherwise.
“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
“Common Shares” has the meaning set forth in the recitals hereto.
“Company” has the meaning set forth in the introductory paragraph.
“Covered Shares” means (i) any Common Shares held by the Shareholders as of the date hereof, (ii) any Common Shares acquired by any Shareholder in addition to those referred to in clause (i) after the date of this Agreement and prior to the date of an Initial Public Offering and (iii) any other security into or for which the Common Shares referred to in clause (i) or (ii) has been reclassified, converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend, stock split, merger, recapitalization or similar event.
“Demand Registration” has the meaning set forth in Section 2(a) hereof.
“Dispute” has the meaning set forth in Section 11(e) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Entity” means any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.
“Holdback Period” has the meaning set forth in Section 4(a) hereof.
“Holder” means (i) any holder of record of Registrable Common Shares and any transferees of such Registrable Common Shares from such Holders in accordance with the Shareholders Agreement (if the Shareholders Agreement has not been earlier terminated in accordance with its terms) and the Bye-laws and (ii) solely for purposes of receiving notice of a proposed Demand Registration pursuant to Section 2(a) hereof and proposed Piggyback Registration pursuant to Section 3(a) hereof, any Shareholder who holds warrants issued by the Company to purchase Class B Common Shares (a “Warrant Holder”); provided, however, that any such Warrant Holder shall not have any rights to include in any Demand Registration or Piggyback Registration any of the Common Shares underlying such warrants, or any other rights under this Agreement with respect thereto, unless and until such warrants have been exercised in accordance with their terms and the Common Shares issuable upon the exercise thereof have been so issued. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.
“Initial Public Offering” means the first underwritten public offering of the Common Shares (or other equity securities of the Company) to the general public through a Registration Statement filed with the SEC.
“Initiating Holder” has the meaning set forth in Section 2(a) hereof.
“IPO Demand Registration” has the meaning set forth in Section 2(a) hereof.
“New York Courts” has the meaning set forth in Section 11(e) hereof.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” means (i) an Initial Public Offering where the Company registers any of its common equity securities under the Securities Act for the account of the Company and/or one or more shareholders of the Company and the registration form to be used may be used for any registration of Registrable Common Shares, and (ii) any registration of the Company’s common equity securities under the Securities Act (other than a Registration Statement on Form S-4, S-8 or a comparable form) that is effected at any time following consummation of an Initial Public Offering, whether such registration is effected for the Company’s own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Shares. Notwithstanding anything in this Agreement to the contrary, Piggyback Registrations are governed by Section 3 hereof and do not include any Demand Registrations.
“Principal Holder” means (i) Shareholder 1 and any assignee of any of Shareholder 1’s Demand Registrations pursuant to Section 11(c), (ii) Shareholder 2 and any assignee of any of Shareholder 2’s Demand Registrations pursuant to Section 11(c), (iii) Capital Z Group and any assignee of any of Capital Z Group’s Demand Registrations pursuant to Section 11(c) and (iv) the Blackstone Investor and any assignee of any of the Blackstone Investor’s Demand Registrations pursuant to Section 11(c).
“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Registrable Common Shares” means the Covered Shares; provided, however, that Registrable Common Shares shall not include (i) any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) any securities which may be sold without restriction or limitation pursuant to Rule 144 under the Securities Act, including the last sentence of Rule 144(b)(1)(i) under the Securities Act, or (iii) any securities that have ceased to be outstanding.
“Registration Expenses” has the meaning set forth in Section 6(a) hereof.
“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholder” has the meaning set forth in the introductory paragraph.
“Shareholders Agreement” has the meaning set forth in the recitals hereto.

“Shelf Option” has the meaning set forth in Section 2(a) hereof.
“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
“Suspension Notice” has the meaning set forth in Section 5(d) hereof.
“underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.
“Withdrawing Holders” has the meaning set forth in Section 11(p) hereof.
“Withdrawn Shares” has the meaning set forth in Section 11(p) hereof.
2.    Demand Registrations.
(a)    Right to Request Registration. Subject to the other provisions of this Section 2, at any time that is (i) in the case of any Principal Holder, six (6) months after the earlier of (A) the occurrence of an Initial Public Offering and (B) the effective date of an IPO Demand Registration, or (ii) solely in the case of Shareholder 1 or Shareholder 2, following the second (2nd) anniversary of the date of this Agreement but prior to the consummation of an Initial Public Offering, upon the written request of any Principal Holder (such Principal Holder, whether pursuant to clause (i) or clause (ii) above, the “Initiating Holder”), such Initiating Holder may request that the Company effect the registration under the Securities Act of all or part of the Registrable Common Shares held by such Initiating Holder (any such registration requested by any Principal Holder pursuant to clause (i) or (ii) above, a “Demand Registration,” and any such registration requested by Shareholder 1 or Shareholder 2 pursuant to clause (ii) above, an “IPO Demand Registration”), which written request shall specify the intended method(s) of disposition of such Registrable Common Shares. The Company shall use its reasonable best efforts to cause the Registration Statement relating to such Demand Registration to be declared effective under the Securities Act no later than ninety (90) days (or, in the case of an IPO Demand Registration, one hundred thirty five (135) days) following the date such demand is made. In connection with any Demand Registration, the Initiating Holder thereof may elect that the Company effect such registration by filing a Registration Statement under the Securities Act (a “Shelf Registration Statement”) which provides for the sale by the Initiating Holder of its Registrable Common Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement shall provide for the disposition of Registrable Common Shares pursuant to such distribution methods as the Initiating Holder set forth in the written request therefor (the “Shelf Option”); provided that the Company is then eligible to register securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Each request for registration shall specify the approximate number of Registrable Common Shares requested to be registered. Upon the receipt of a request for a Demand Registration, the Company promptly shall give written notice of such proposed Demand Registration and the intended method(s) of disposition stated in the request for such Demand Registration to all Holders other than the Initiating Holder and, subject to the terms of this Agreement, shall include in such Demand Registration (and in all related registrations and qualifications under state “blue sky” laws or in compliance with other registration requirements and in any related underwriting)

all Registrable Common Shares of the Holders with respect to which the Company has received written requests for inclusion therein (which requests, to be effective, shall contain a consent to the intended method(s) of disposition included in the request for such Demand Registration) within fifteen (15) days after the delivery of such notice. The Initiating Holder of any IPO Demand Registration may request in its demand for an IPO Demand Registration that, in connection therewith, the Company complete a Qualifying IPO, in which case the Company shall use reasonable best efforts to complete such Qualifying IPO, including issuing and selling such number of Common Shares as the managing underwriter(s) advise is reasonably necessary for the successful marketing of the Qualifying IPO.
(b)    Number of Demand Registrations. Subject to the other provisions of this Section 2, the Principal Holders shall be entitled to request an aggregate of eight (8) Demand Registrations to be allocated as follows: two (2) to Shareholder 1; two (2) to Shareholder 2; two (2) to the Capital Z Group; and two (2) to the Blackstone Investor, it being understood and agreed that an IPO Demand Registration shall not count as one of the permitted Demand Registrations. The Principal Holders shall be entitled to request an unlimited number of underwritten offerings pursuant to a Shelf Registration Statement (provided that the Company is then eligible to register securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act). A registration will not count as one of the permitted Demand Registrations (i) if the Registration Statement thereto has not become effective, (ii) if the Registration Statement thereto has not remained effective until the earlier of the time when all Registrable Common Shares included therein by the Initiating Holder is sold or the end of the period described in Section 2(f) or (h), as the case may be, (iii) if, after it has become effective, such Registration Statement becomes subject to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason, unless such order or requirement is lifted and the Registration Statement becomes effective, (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with the offering and sale of Registrable Common Shares under such Registration Statement are not satisfied or waived (other than as a result of any breach or other action by the Initiating Holder), or (v) if the Initiating Holder is not able to register and sell at least twenty-five percent (25%) of the Registrable Common Shares requested to be included by such Initiating Holder in such Demand Registration, in each case other than by reason of such Initiating Holder withdrawing its request or terminating the offering.
(c)    Priority on Demand Registrations. In the case of a Demand Registration that is an underwritten offering, if the managing underwriters of the requested Demand Registration advise the Company in writing (with a copy to the Holders demanding to participate in such registration) that in their opinion the number of Registrable Common Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Registrable Common Shares to be sold in such offering, the Company shall include in such registration only the number of Registrable Common Shares which in the opinion of such managing underwriters can be so sold. If the number of shares which can be sold is less than the number of Registrable Common Shares proposed to be registered, the amount of Registrable Common Shares to be so sold shall be allocated (i) first, pro rata among the Principal Holders and, if applicable, the HI Investor, desiring to participate in such registration on the basis of the amount of such Registrable

Common Shares initially proposed to be registered by such Principal Holders and, if applicable, the HI Investor, (ii) second, pro rata among all other Holders of Registrable Common Shares desiring to participate in such registration on the basis of the amount of such Registrable Common Shares initially proposed to be registered by such other Holders and (iii) third, to the Company.
(d)    Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (i) within ninety (90) days after the effective date of a previous Demand Registration that is not an IPO Demand Registration or a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 3 hereof, (ii) within six (6) months after the effective date of a previous Demand Registration that is an IPO Demand Registration, or (iii) if the Company has previously received a Demand Registration from another Holder or Holders, and the effectiveness of the applicable Registration Statement is still pending and being diligently pursued by the Company. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company’s board of directors, such postponement is necessary in order to avoid premature disclosure of a material matter required, as determined by the Company after consultation with outside counsel, to be otherwise disclosed in the Prospectus that the board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Company shall not be entitled to so postpone unless it shall (A) concurrently request the suspension of sale by other security holders under Registration Statements covering Company securities held by such other security holders, (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company, and (C) in the case of clause (i) itself refrain from any public offering and open market purchases during the postponement; provided, further, however, that if the Company postpones the filing or effectiveness of a Registration Statement pursuant to this sentence, the Initiating Holder requesting the related Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holder requesting such Demand Registration and all other Holders of (x) any postponement of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any twelve (12) -month period.
(e)    Selection of Underwriters. If any of the Registrable Common Shares covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holder shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld so long as such managing underwriter(s) are prominent investment banking firms experienced in securities offerings by insurance and reinsurance companies; provided that the Company shall have the right to appoint one or more co-managers reasonably acceptable to the Initiating Holder.
(f)    Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration effective for a period equal to one hundred eighty (180) days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such one hundred eighty (180) days or if disposition of Registrable Common Shares is suspended in the circumstances described in Section 5(d), such one hundred eighty (180) -day period shall be extended by the number of days during such period when such Demand Registration is not effective or is suspended as provided in Section 5(d)), or such shorter period which shall terminate when all of the Registrable Common Shares covered by such Demand Registration has been sold pursuant to such Demand Registration.
(g)    Registration Statement Form; Offering Requirements. Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Initiating Holder in consultation with the Company; provided that the Initiating Holder shall only select a registration form that the Company is then eligible to use.
(h)    Shelf Option. If the Initiating Holder elects the Shelf Option, the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Common Shares registered thereunder for a period ending on the first date on which all the Registrable Common Shares covered by such Shelf Registration Statement shall have been sold pursuant to such Shelf Registration Statement.
3.    Piggyback Registrations.
(a)    Right to Piggyback. Whenever the Company proposes to effect a Piggyback Registration, the Company shall give prompt written notice (in any event within ten (10) days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration on the same terms as the Company and other Persons selling securities in connection with such registration all Registrable Common Shares with respect to which the Company has received written requests for inclusion therein from a Holder within fifteen (15) days after the receipt by such Holder of the Company’s notice. The Company’s notice shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such Registration Statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration initiated by the Company at any time in its sole discretion; provided that such postponement or withdrawal does not relieve the Company of its obligations to pay registration expenses pursuant to Section 6. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Common Shares from a Piggyback Registration at any time prior to the effectiveness of such registration.
(b)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the equity securities the Company proposes to sell, and (ii) second, the other equity securities requested to be included in such registration (including the Registrable Common Shares requested to be included therein), pro rata among the holders of such equity securities on the basis of the number of shares requested to be registered by such holders.
(c)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s equity securities (other than a Demand Registration hereunder), and the managing underwriters advise the Company in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration the equity securities requested to be included therein (including the Registrable Common Shares requested to be included in such registration), pro rata among the holders of such equity securities on the basis of the number of shares requested to be registered by such holders.
(d)    Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering on behalf of the Company, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
4.    Holdback Agreements.
(a)    The Company agrees not to, directly or indirectly, sell, pledge, contract to sell, grant an option to purchase or otherwise dispose of any equity securities of the Company during the ten (10) days prior to and during the ninety (90) days (or one hundred eighty (180) days in the case of the Company's Initial Public Offering) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or, if applicable, pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) (the “Holdback Period”) unless the underwriters managing the offering otherwise agree to a shorter period.
(b)    Each Holder agrees not to, directly or indirectly, sell, pledge, contract to sell, grant an option to purchase or otherwise dispose of any equity securities of the Company during the Holdback Period unless the underwriters managing the offering otherwise agree to a shorter period. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 4(b) and to impose stop transfer instructions with respect to the Registrable Common Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.
(c)    If, in accordance with Section 4(a) or 4(b), the underwriters managing the offering agree to a shorter Holdback Period, then such shorter Holdback Period shall apply equally to the Company and each Holder, such that in no event shall any Holder or the Company, on the one hand, be subject to a Holdback Period longer or shorter than any other Holder, or the Company, on the other hand.
5.    Registration Procedures.  (a) Whenever any Registrable Common Shares are to be registered pursuant to Sections 2 or 3 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
(i)    prepare and as soon as practicable (but in any event within ninety (90) days after receipt of a request pursuant to Section 2(a)) file with the SEC a Registration Statement with respect to such Registrable Common Shares and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement, a Prospectus included in such Registration Statement (including a preliminary Prospectus) or filed under Rule 424 of the Securities Act with the SEC, and each amendment and supplement thereto, furnish to the Holders of Registrable Common Shares covered by such Registration Statement, to the extent requested to do so, copies of all such documents proposed to be filed, including any exhibits thereto and exhibits incorporated by reference; and the Company will give one counsel selected by Holders representing a majority of Registrable Common Shares covered by such Registration Statement the opportunity to participate in the preparation of such Registration Statement, each Prospectus (including a preliminary Prospectus) included therein or filed under Rule 424 of the Securities Act with the SEC, and each amendment thereof or supplement thereto; and the Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto; and the Company shall not, without the prior consent of the Holders representing a majority of the Registrable Common Shares covered by such Registration Statement, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act.
(ii)    prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such a period as is necessary to complete the disposition of the securities covered by such Registration Statement (subject to Sections 2(f) and (h) of this Agreement) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
(iii)    furnish to each seller of Registrable Common Shares such number of copies of such Registration Statement, and each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) or filed under Rule 424 of the Securities Act with the SEC and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such seller;

(iv)    use its reasonable best efforts to register or qualify such Registrable Common Shares under such other securities or “blue sky” laws of such jurisdictions as any seller and any underwriter(s) reasonably requests and do any and all other acts and things which may be reasonably requested by such seller or underwriter that is necessary or advisable to enable such seller and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);
(v)    notify each seller of such Registrable Common Shares at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in such Registration Statement or filed under Rule 424 of the Securities Act with the SEC contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(vi)    in the case of an underwritten offering, enter into customary agreements (including underwriting agreements in customary form) and take such other actions as deemed advisable by the underwriter(s) in order to expedite or facilitate the disposition of such Registrable Common Shares (including, without limitation, effecting a stock split or a combination of shares and making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Shares)) and cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters;
(vii)    make available, for inspection by any seller of Registrable Common Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(viii)    use its reasonable best efforts to cause all such Registrable Common Shares to be listed on each securities exchange or quotation system on which securities of the same class issued by the Company are then listed, or if no such similar securities are then listed, on a national securities exchange selected by the Company;

(ix)    provide a transfer agent and registrar for all such Registrable Common Shares not later than the effective date of such Registration Statement;
(x)    if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Shares sold pursuant thereto), comfort letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;
(xi)    make generally available to its shareholders a consolidated earnings statement (which need not be audited) for at least the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;
(xii)    promptly notify each seller of Registrable Common Shares and the underwriter or underwriters, if any:
(1)    when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2)    of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer, with a copy of the same, and an oral or written summary of any such oral requests;
(3)    of the notification to the Company by the SEC of its initiation or threat of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the issuance by the SEC of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and
(4)    of the receipt by the Company of any notification or threat with respect to the suspension of the qualification of any Registrable Common Shares for sale under the applicable securities or “blue sky” laws of any jurisdiction;
(xiii)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; and
(xiv)    provide a CUSIP number for the Common Shares and take such other customary actions as shall be reasonably requested by Holders holding a majority of the

Registrable Common Shares to be sold or the underwriters in order to expedite or facilitate the disposition of such Registrable Common Shares.
(b)    No Registration Statement (including any amendments thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing shall not apply, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in such Registration Statement.
(c)    The Company will promptly respond to any and all comments received from the SEC on any Registration Statement, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.
(d)    The Company may require each seller of Registrable Common Shares as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with applicable securities laws.
(e)    Each seller of Registrable Common Shares agrees by having its stock treated as Registrable Common Shares hereunder that, upon written notice from the Company, after consultation with outside counsel, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Shares until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as required by Section 5(a)(iii) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice; provided, however, that the Company shall promptly use its reasonable best efforts to file a post effective amendment or take such other action so as to obviate the need for a Suspension Notice as soon as reasonably practicable in the good faith judgment of the Company and promptly after filing such amendment (and in any event within twenty-four (24) hours of such filing) deliver sufficient copies of such supplemented or amended Prospectuses pursuant to Section 5(a)(iii) to such sellers to resume such disposition; and provided further that such postponement of sales of Registrable Common Shares by the Holders shall not exceed ninety (90) days in the aggregate in any one (1) year. Each Holder shall be entitled to reimbursement from the Company for any out-of-pocket losses actually incurred in the event, and only to the extent, that such Holder suffers such losses as a result of such Holder’s inability to make delivery of sold securities due to the

Company’s delivery of a Suspension Notice. Each seller of Registrable Common Shares further agrees by having its stock treated as Registrable Common Shares hereunder that it shall maintain in confidence and not disclose the receipt of any Suspension Notice. If the Company shall give any notice to suspend the disposition of Registrable Common Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(iii). In any event, the Company shall not deliver more than three (3) Suspension Notices in any one year.
(f)    If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities does not necessarily make such holder a “controlling person” of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the SEC or Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.
(g)    In connection with the preparation and filing of each Registration Statement registering the Holders’ Registrable Common Shares under the Securities Act, the Company will give such Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such Registration Statement for their review and comment prior to filing (with a reasonable period of time to review and comment prior to such filing).
6.    Registration Expenses.  (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Shares or fees and expenses of more than one counsel (and, if applicable, one local counsel) representing the Holders of Registrable Common Shares (as set forth in Section 6(b)), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.
(b)    In connection with each registration initiated hereunder, the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm (and, if applicable, one local counsel) chosen by the Initiating Holder or if the registration relates to an Initial Public Offering, if any, or to the extent there is no Initiating Holder, one law firm (and, if applicable, one local counsel) chosen by Holders representing a majority of the number of Registrable Common Shares included in such registration or sale.
(c)    The obligation of the Company to bear the expenses described in Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether any sales of Registrable Securities ultimately take place.
7.    Indemnification
(a)    The Company shall indemnify, to the fullest extent permitted by law, each Holder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited partner or general partner, each of their respective Affiliates, officers, directors, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act) such Person and each of their respective representatives against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable legal fees and expenses) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar and to the extent as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein.
(b)    In connection with any Registration Statement or Prospectus in which a Holder of Registrable Common Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, advisors, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable legal fees and expenses) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in such Registration Statement, Prospectus or preliminary Prospectus or any “issuer free writing prospectus” or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement to a Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that the same are made in reliance on and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received (after all underwriting discounts and commissions) by such Holder from the sale of Registrable Common Shares pursuant to such Registration Statement or Prospectus.
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not enter into any settlement of the claims so assumed without the consent of the indemnified party (but such consent will not be unreasonably withheld); provided that the consent of the indemnified party will not be required if the settlement involves only the payment of money damages all of which are indemnifiable losses hereunder and does not involve the imposition of any equitable remedy or admission of wrongdoing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such assumed claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
(e)    If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds (after underwriting discounts and commissions) received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.
8.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
9.    Rule 144. The Company covenants that if it becomes subject to the reporting requirements of the Exchange Act, (A) it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and (B) it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.
10.    In-Kind Distributions. If any Principal Holder (including, for purposes of this Section 10, the HI Investor) seeks to effectuate an in-kind distribution of all or part of its Registrable Common Shares to its direct or indirect equityholders, the Company will (a) subject to applicable lockups, work with such Principal Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Principal Holder and (2) at the request of any Principal Holder effecting such an in-kind distribution in connection with the inclusion of Registrable Common Shares in any Demand Registration or Piggyback Registration, include the equityholders receiving such Registrable Common Shares as selling shareholders in the related prospectus, subject to the terms and conditions of this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, including Section 11(c), (i) a Principal Holder shall not be permitted to assign any Demand Registrations in connection with any in-kind distribution of Common Shares and (ii) the Capital Z Investor, in acting on behalf of the Capital Z Group or otherwise, cannot seek to or otherwise effectuate an an-kind distribution of all or part of the CapZ Co-Investor’s Registrable Common Shares without the CapZ Co-Investor’s prior written consent, which may be given or withheld in the CapZ Co-Investor’s sole discretion.
11.    Miscellaneous.
(a)    Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax or e-mail, to the address set forth opposite the Company’s or such Shareholder’s name on Schedule B hereto, or at such other address as such Shareholder may hereafter designate by written notice to the Company. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or e-mail, on the day delivered; provided that such delivery is confirmed.
(b)    No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that subsequent Holders of the Registrable Common Shares and the indemnified parties under Section 7 are intended third party beneficiaries hereof. No party hereto may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties; except that the Holders may assign any or all of their rights hereunder in connection with a sale or other transfer of its Registrable Common Shares in compliance with the Shareholders Agreement. If a Principal Holder validly assigns one or more Demand Registrations to which such Principal Holder is entitled, such transferee shall be entitled to be a Principal Holder for purposes of the exercise of such Demand Registrations (provided that any such Principal Holder assigning any of its Demand Registration rights shall give prompt written notice thereof to the Company). If the Company is not the registering entity in an Initial Public Offering, it shall cause the registering entity to assume all of its obligations under this Agreement prior to commencement of such Initial Public Offering. Any purported assignment in contravention hereof shall be null and void.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(e)    Jurisdiction. Any dispute, controversy, claim or action arising out of or relating to this Agreement or its interpretation, breach, validity, enforcement or termination (“Dispute”) shall be heard and determined in the federal courts of the United States located in the Southern District of the State of New York, or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan (“New York Courts”), to whose exclusive jurisdiction and venue the parties hereto hereby irrevocably consent and submit. In any such action: (i) each party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Court; and (ii) each party irrevocably consents to service of process in the manner provided for notices under Section 8.3, or in any other manner permitted by applicable Law. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a trial court judgment.

(f)    Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 11(F).
(g)    Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if actual signature pages had been delivered.
(h)    Entire Agreement. This Agreement and the Shareholders Agreement (including the Schedules, Exhibits and Annexes hereto and thereto) and, with respect to each Shareholder, the investment or purchase agreement to which such Shareholder is a party (including the Schedules, Exhibits and Annexes thereto), constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
(i)    Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
(j)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(k)    Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Common Shares; provided, however, that each such amendment, modification, supplement or waiver shall always also require the prior written consent of each Principal Holder, as long as such Principal Holder holds 5% or more of the Common Shares (or any shares into which the Common Shares are reclassified or for which the Common Shares are converted, substituted or exchanged) outstanding at such time; provided, further, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder), it being agreed that amendment of this proviso without a Holder’s consent shall be deemed to affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder; provided, further, that if any amendment would, upon the reasonable determination of outside counsel to a Holder subject to ERISA, have a material adverse effect with respect to rights or obligations relating to ERISA of such Holder(it being understood that any amendment that would require a Shareholder subject to ERISA to participate in a transaction that constitutes a nonexempt prohibited transaction under Section 406(a) of ERISA shall be considered to have a material adverse effect with respect to rights or obligations relating to ERISA of such Shareholder), the affirmative vote or consent of such Holder (or, where more than one Holder subject to ERISA would be adversely affected, a majority in interest of such Holders) shall be required to effect such amendment; provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s rights or obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement. Subject to the foregoing, if a Qualified Majority of the Board determines to establish a listing of the Common Shares on a Comparable Exchange, the parties hereto shall negotiate in good faith to amend and restate this Agreement to reflect the rules and regulations of such Comparable Exchange and the Laws of the jurisdiction in which such Comparable Exchange resides, with the intent that such amended and restated agreement shall contain provisions as comparable as practicable to those set forth in this Agreement.
(l)    Aggregation of Stock. All Registrable Common Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.
(m)    Specific Performance. The Company and each of the Shareholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (a) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (b) the Shareholders will waive the defense in any Action for specific performance or other equitable relief that a remedy at law would be adequate.
(n)    Recapitalizations, Exchanges Affecting the Registrable Common Shares. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Common Shares, to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Common Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

(o)    No Inconsistent or More Favorable Agreements. None of the parties hereto shall enter into any agreement or other arrangement of any kind with any person with respect to the registration of securities of the Company which is inconsistent with the provisions of this Agreement. The Company has not provided, and shall not provide, more favorable registration rights to any other holder of securities of the Company than those provided to the parties to this Agreement.
(p)    Withdrawal from Agreement. Any Principal Holder that, together with its Affiliates, holds less than five percent (5%) of the then outstanding Covered Shares may elect (on behalf of itself and all of its Affiliates that hold Covered Shares), by written notice to the Company and the other Principal Holders, to (a) withdraw all Covered Shares held by such Principal Holder and all of its Affiliates from this Agreement (Covered Shares withdrawn pursuant to this clause (a), the “Withdrawn Shares”) and (b) terminate this Agreement with respect to such Principal Holder and its Affiliates (Principal Holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”). This Agreement will stay in effect with respect to Holders other than the Withdrawing Holders. From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Covered Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification rights and obligations pursuant to Section 7 with respect to any matter that (a) may be an indemnified liability thereunder, and (b) occurred prior to such withdrawal.
(q)    Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Holder shall retain the indemnification, contribution and reimbursement rights and obligations pursuant to Section 7 with respect to any matter that (a) may be an indemnified liability thereunder, and (b) occurred prior to such termination.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

HAMILTON INSURANCE GROUP, LTD.

By:	/s/ Brian Duperreault
Name: Brian Duperreault
Title: CEO
[Signature Page to Registration Rights Agreement]